Exodus Movement, Inc. July 2025 Treasury Update and Monthly Metrics

July MAUs reach 1.7 million; Treasury contains 2,087 BTC

OMAHA, Neb., August 05, 2025 -- Exodus Movement, Inc. (NYSE American: EXOD) ("Exodus" or “the company”), a leading self-custodial cryptocurrency platform, today announced an update to selected digital asset holdings of Exodus’ corporate treasury, as well as updated user and exchange provider processed volume metrics, as of July 31, 2025:

Selected Digital Asset Holdings (Unaudited)

Bitcoin (BTC): 2,087 BTC as of July 31, 2025 compared to 2,058 as of June 30, 2025

Ethereum (ETH): 2,742 ETH as of July 31, 2025 compared to 2,729 as of June 30, 2025

Solana (SOL): 34,578 SOL as of July 31, 2025 compared to 31,823 as of June 30, 2025

Users
Monthly Active Users (MAUs): 1.7 million as of July 31, 2025, of which approximately 20,000 are Passkeys wallets. That figure compares with the 1.5 million MAUs as of June 30, 2025, of which approximately 21,000 were Passkeys wallets.

Swap Volume
Exodus’ exchange provider processed volume was $632 million for the month of July 2025, of which $149 million (24%) originated from the company’s XO Swap partners. This volume compares with $446 million exchange provider processed volume in June 2025, of which $90 million (20%) originated from XO Swap partners.

Exodus CFO James Gernetzke remarked: “July operations generated an increase in our digital asset treasury once again. We look forward to detailed updates and discussion in our upcoming earnings call on Monday, August 11th."

About Exodus

Exodus is a financial technology leader empowering individuals and businesses with secure, user-friendly crypto software solutions. Since 2015, Exodus has made digital assets accessible to everyone through its multi-asset crypto wallets prioritizing design and ease of use.

With self-custodial wallets, Exodus puts customers in full control of their funds, enabling them to swap, buy, and sell crypto. Its business solutions include Passkeys Wallet and XO Swap, industry-leading tools for embedded crypto wallets and swap aggregation.

Exodus is committed to driving the future of accessible and secure finance. Learn more at exodus.com or follow us on X at x.com/exodus.

Investor Contact

investors@exodus.com

Media Contact

Ryan Dicovitsky/Diana Bost, Dukas Linden Public Relations

exodus@dlpr.com

Disclosure Information

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements are based on our beliefs and assumptions and on information currently available to us as of the date hereof. In some cases, you can identify forward-looking statements by the following words: “will,” “expect,” “would,” “should,” “intend,” “believe,” “expect,” “likely,” “believes,” “views”, “estimates”, or other comparable terminology.

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